Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, March 9, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today operational results for the month ended and as of February 28, 2009.

Utilization for the Company’s drilling fleet was 55% for the month of February compared to 76% for the previous month and 83% for the fourth quarter.  The Company had an average of 45 marketed drilling rigs in February compared to 45 in the previous month and 43 for the fourth quarter.  The average dayrate on operating drilling rigs as of February 28, 2009, was $17,705 compared to $18,225 as of January 31, 2009, and $18,933 for the fourth quarter of 2008.

Utilization for the Company’s workover fleet was 24% for the month of February compared to 35% for the previous month and 49% for the fourth quarter.  The Company had an average of 52 marketed workover rigs in February compared to 52 in the previous month and 53 for the fourth quarter.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of February 28, 2009

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	4	950 hp		M		I
3	5	650 hp		M		I
4	6	650 hp		M	Anadarko	O	well to well
5	7	650 hp		M		I
6	8	1000 hp		E	Williston	O	Term	105	6/13/2009
7	9	650 hp		M	Arkoma	O	well to well
8	10	1000 hp		E	Anadarko	O	well to well
9	11	1000 hp		E	Woodford	O	Term	36	4/5/2009
10	12	1500 hp		E		I
11	14	1200 hp		E	Woodford	O	Term	181	8/28/2009
12	15	1200 hp		E	Haynesville	O	Term	153	7/31/2009
13	16	1400 hp		E		I
14	17	1700 hp		E	Anadarko	O	Term	193	9/9/2009
15	20	1400 hp		E	Bakken	O	Term	185	9/1/2009
16	21	2000 hp		E	Haynesville	O	Term	611	11/1/2010
17	22	1000 hp		E		I
18	23	1000 hp		E		I
19	25	1500 hp		E		I
20	26	1200 hp		E		I	Term
21	27	1500 hp		E	Piceance	O	Term	216	10/2/2009
22	28	1200 hp		E		I	Term
23	29	1500 hp		E	Woodford	O	Term	276	12/1/2009
24	37	1000 hp		E		I
25	41	950 hp		M		I
26	42	650 hp		M	Anadarko	O	well to well
27	43	1000 hp		M		I
28	51	850 hp		M	Anadarko	O	3 wells
29	52	850 hp		M		I
30	54	850 hp		M		I
31	55	950 hp		M	Chicontepec	O	Term	306	12/31/2009
32	56	1100 hp		M	Anadarko	O	well to well
33	57	1100 hp		M	Woodford	O	Term	116	6/24/2009
34	58	800 hp		M		I
35	59	850 hp		M		I
36	60	850 hp		M		I
37	62	1000 hp		M	Anadarko	O	well to well		2/20/2009
38	70	450 hp		M		I
39	72	750 hp		M		I
40	75	750 hp		M	Woodford	O	Term	162	8/9/2009
41	76	900 hp		M	Chicontepec	O	Term	306	12/31/2009
42	77	1200 hp		M		I
43	78	1000 hp		M	Chicontepec	O	Term	306	12/31/2009
44	94	1000 hp		M		I
45	97	850 hp		M	Anadarko	O	well to well

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 17, 2008, as amended on April 29, 2008, and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com